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                               [KPMG Letterhead]

                                                                    EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Syntellect Inc.:

We consent to the incorporation by reference in the registration statements (333-58029, 333-58027, 333-44587, 333-2368, 333-2302, 33-96472, 33-96464,
33-63642, 33-48638, 33-35976, 33-48637, 33-35973, 33-42704 and 33-35974) on
Form S-8 of Syntellect, Inc. of our report dated February 7, 2000, relating to the consolidated balance sheets of Syntellect Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations and comprehensive income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, and all related schedules, which report appears in the December 31, 1999, annual report on Form 10-K of Syntellect Inc.

                                        KPMG LLP

Phoenix, Arizona
March 30, 2000